Exhibit 36

Execution version

AMENDMENT NO. 1 TO SHARE PURCHASE AGREEMENT

This Amendment No. 1 to the Share Purchase Agreement (the “Amendment”), dated as of December 2, 2022, is entered into by and among (i) Fintech Holdings, Inc., a Delaware corporation (“Fintech”), (ii) Bagual S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 10, rue Mathias Hardt, L-1717 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS under number B219977 (“Bagual”), Grenadier S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 51, boulevard Grande Duchesse Charlotte, L-1331 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS under number B219909 (“Grenadier”), Pequod S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 124, boulevard de la Pétrusse, L-2330 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS under number B219910 (“Pequod”), Harpoon S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 11-13, Boulevard de la Foire, L-1528 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS under number B228590 (“Harpoon”), and Expanse S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 12, rue Jean Engling, L-1466 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS under number B240858 (“Expanse”, and together with Bagual, Grenadier, Pequod and Harpoon, the “LuxCo Sellers”), (iii) CONCESSOC 31 SAS, a simplified joint-stock company incorporated under the laws of France, (the “Purchaser”), (iv) Servicios de Tecnología Aeroportuaria, S.A. de C.V., a corporation (sociedad anónima de capital variable) organized under the laws of Mexico (“SETA”) and Aerodrome Infrastructure S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 1, rue Jean-Pierre Brasseur, L-1258 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS under number B251461 (“Aerodrome”, and together with SETA, the “Acquired Companies”), (v) solely for the purposes of Section 10.01 of the Original Agreement (as defined below), Fintech Investments Ltd. (the “Seller Guarantor”), and (vi) solely for the purposes of Section 10.02 of the Original Agreement, VINCI Airports SAS (the “Purchaser Guarantor”). Fintech and the LuxCo Sellers are collectively referred to herein as the “Sellers”, and together with the Purchaser, the Acquired Companies, the Seller Guarantor and the Purchaser Guarantor, as the “Parties” and each a “Party”. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Original Agreement.

WHEREAS, on July 31, 2022, the Parties entered into that certain Share Purchase Agreement (the “Original Agreement”) in connection with the sale to the Purchaser by the Sellers of the SETA Shares and the Aerodrome Shares.

WHEREAS, the Parties wish to amend the Original Agreement as set forth herein.

WHEREAS, pursuant to Section 9.02 of the Original Agreement, the Original Agreement may be amended, modified or supplemented by an instrument in writing specifically designated as an amendment thereto and executed by each of the Parties, and each and every reference to the “Agreement” as used in the Original Agreement, shall, from and after the date of this Amendment, mean the Original Agreement, as amended by this Amendment.

NOW, THEREFORE, in consideration of the foregoing, as of the date hereof, the Parties hereby agree as follows:

1.	The Parties hereby amend the Original Agreement as set forth in this Amendment, as follows:

a)	Exhibit D (Corporate Reorganization) is hereby amended and replaced in its entirety as follows:

“Exhibit D

Corporate Reorganization

•	Fintech Holdings, Inc. to sell 100% of the equity interests in Harpoon S.à r.l. to Latin America Infrastructure S.à r.l.

•	Fintech Holdings, Inc. to sell 100% of the equity interests in Pequod S.à r.l. to Latin America Investment S.à r.l.

•	Fintech Holdings, Inc. to sell 100% of the equity interests in Expanse S.à r.l. to Latin America Aviation S.à r.l.

•	Fintech Holdings, Inc. to sell 100% of the equity interests in Grenadier S.à r.l. to Latin America Finance S.à r.l.”

b)	Section 1.01 is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Administrative Agent” shall mean GLAS USA LLC, as administrative agent under the MLA, or any successor appointed pursuant to the MLA.

“Calculation Agent” shall mean Banco Santander Mexico, S.A., Institución de Banca Múltiple, Grupo Financiero Santander Mexico, as calculation agent under the MLA, or any successor appointed pursuant to the MLA.

“Closing Debt” shall mean the total amount of Debt and all interest accrued thereon, if any, as of the Closing Date, in each case, due and payable by Aerodrome (i) to the Lenders pursuant to the MLA (“MLA Closing Debt”), and (ii) to the Seller Guarantor pursuant to the Fintech Investments Loan Agreements (“Fintech Closing Debt”). The US Dollar-equivalent amount of the MLA Closing Debt, which is denominated in Pesos, will be calculated using the Conversion Rate available two (2) Business Days prior to the Closing Date.

“Conversion Rate” means the Peso/US Dollar exchange rate published by Bloomberg Fixings page BFIX for MXN at 8:30 a.m. New York Time on the relevant Business Day.

“Existing Lenders” shall mean ICBC Standard Bank, Banco Santander Mexico, S.A., Institución de Banca Múltiple, Grupo Financiero Santander Mexico and Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, as lenders under the MLA.

“Fintech Investments Loan Agreements” shall mean (i) the loan agreement, dated as of July 9, 2021, by and between the Seller Guarantor, as lender, and Aerodrome, as borrower, as amended from time to time, and (ii) the loan agreement dated as of July 29, 2021, by and between the Seller Guarantor, as lender, and Aerodrome, as borrower, as amended from time to time.

“International Security Agent” shall mean GLAS Americas LLC, as International Security Agent under the MLA, or any successor appointed pursuant to the MLA.

“Mexican Security Agent” shall mean CIBanco, S.A., Institución de Banca Múltiple in its capacity as Mexican security agent under the MLA, or any successor appointed pursuant to the MLA.

“MLA” shall mean the margin loan agreement, dated as of December 6, 2021, by and among Aerodrome, as borrower, the Existing Lenders, as lenders, the Administrative Agent, the Calculation Agent, and the International Security Agent.

“Pesos” means the lawful currency of Mexico.

c)	Section 2.01(a) is hereby amended and replaced in its entirety as follows:

(a) On the terms and subject to the conditions set forth in this Agreement, at Closing, the Sellers shall sell, convey, assign, transfer and deliver to the Purchaser and the Purchaser shall purchase and acquire from the Sellers, all (but not less than all) of Sellers’ right, title and interest (whether legal or beneficial) in, to and under the Shares, including without limitation all rights attaching to such Shares, in each case free and clear of any Encumbrances (other than Encumbrances securing obligations under the Existing Debt that shall be released upon the deposit by the Purchaser of an aggregate amount equal to the MLA Closing Debt pursuant to Section 2.02(b)(ii)(E)). The foregoing, on the understanding that the Purchaser may assign to VINCI Airports Participations SAS, a wholly-owned French subsidiary of VINCI Airports, its right to purchase one (1) SETA Share in order to comply with Mexican law.”

d)	Section 2.01(b) is hereby amended and replaced in its entirety as follows:

(b) In consideration for the Shares, the Purchaser shall pay an aggregate purchase price equal to US$1,170,000,000, less an aggregate amount equal to the Closing Debt (which shall be deposited by the Purchaser on the Closing Date in accordance with Sections 2.02(b)(ii)(E) and 2.02(b)(ii)(F)) (the “Purchase Price”), which shall be payable in US Dollars and by wire transfer of immediately available funds to the Designated Closing Bank Accounts. The Purchase Price shall be allocated as described in Section 2.01(b) of the Seller Disclosure Schedules.

e)	Section 2.02(b)(i)(C) is hereby amended and replaced in its entirety as follows:

“(C) deleted”

f)	Section 2.02(b)(i)(I) is hereby amended and replaced in its entirety as follows:

“(I) an accurate, executed, and complete IRS Form W-9 (or successor form) with respect to Fintech;”

g)	Section 2.02(b)(i)(O) is hereby amended and replaced in its entirety as follows:

“(O) signed minutes of a shareholders’ meeting of OMA to occur on or prior to the Closing Date; it being understood that (I) the call for such Shareholders’ Meeting must be published on or before November 8, 2022, (II) such resolutions will become effective upon Closing and shall (a) approve the resignation of each Resigning D&O releasing and discharging them in accordance with the release language included in Exhibit C (the “Resigning D&O Release”), and (b) appoint new officers and members of the board of directors of OMA (in substitution of the Resigning D&Os) nominated or proposed no later than fifty-five (55) days following the Antitrust Filings;”

h)	Section 2.02(b)(i) is hereby amended to add the following:

“(Q) evidence of the delivery by Aerodrome, no later than the date that is three (3) Business Days prior to the Closing Date, of a prepayment notice pursuant to the terms of the MLA notifying the Administrative Agent of the prepayment in full of the MLA Closing Debt; provided that such notice may be conditioned on the Closing of the Transactions; ”

“(R) evidence of the delivery of appropriate instructions to the Calculation Agent/International Security Agent/Mexican Security Agent as necessary pursuant to the MLA for purposes of the Purchaser’s payment of the MLA Closing Debt and the release of all Encumbrances securing the MLA Closing Debt on the Closing Date, in accordance with Section 2.02(b)(ii)(E) of this Agreement;”

“(S) an executed copy of (i) a pay-off letter in form and substance reasonably acceptable to the Purchaser signed by all parties to the MLA confirming (a) release of all Encumbrances securing the MLA Closing Debt upon receipt of funds by CIBanco, S.A., Institución de Banca Múltiple, in its capacity as trustee under the trust agreement securing the MLA Closing Debt, and (b) repayment in full of the MLA Closing Debt upon receipt of funds by each of the Lenders; and (ii) a pay-off letter in form and substance reasonably acceptable to the Purchaser signed by Aerodrome and the Seller Guarantor confirming repayment in full of the Fintech Investments Closing Debt upon receipt of funds by the Seller Guarantor.”

i)	Section 2.02(b)(ii) is hereby amended to add the following:

“(E) deposit an aggregate amount equal to the MLA Closing Debt in Pesos and by wire transfer of immediately available funds to CIBanco, S.A., Institución de Banca Múltiple, in its capacity as trustee under the trust agreement securing the MLA Closing Debt;”

“(F) deposit an aggregate amount equal to the Fintech Investments Closing Debt in US Dollars and by wire transfer of immediately available funds to a Designated Closing Bank Account designated in writing to the Purchaser not less than two (2) Business Days prior to the Closing Date;”

j)	Section 5.01(c)(i) is hereby amended to read as follows:

“Termination of Affiliate Arrangements. All contracts and agreements between an Acquired Company, on the one hand, and the Sellers and their Affiliates, on the other hand, other than any contracts to which only Acquired Companies are party, shall be terminated on or immediately prior to the consummation of the Closing, and all obligations and liabilities thereunder shall be deemed to have been satisfied

k)	Section 5.01(c)(ii) is hereby amended and replaced in its entirety as follows:

“(ii) Repayment of Existing Debt. On or prior to the consummation of the Closing, the Sellers shall or shall cause the Acquired Companies, as applicable, to, conditioned upon the payment by the Purchaser of the Closing Debt pursuant to Sections 2.02(b)(ii)(E) and 2.02(b)(ii)(F) (i) irrevocably terminate any contracts or agreements relating to Existing Debt and listed in Section 5.01(c) of the Seller Disclosure Schedules (the “Existing Debt Contracts”), (ii) irrevocably terminate all outstanding lending commitments (including commitments to issue letters of credit) of each lender under the Existing Debt Contracts, (iii) terminate all guarantees under or in connection with the Existing Debt Contracts, (iv) irrevocably terminate all Encumbrances granted over, or secured by, the Shares, the OMA Shares and any other property of any Acquired Company pursuant to or in connection with any of the Existing Debt Contracts or otherwise securing amounts evidenced by any of the Existing Debt Contracts, and (v) irrevocably terminate all swaps, hedging obligations, and other derivative instruments entered into under or in connection with the Existing Debt Contracts; provided that, the Purchaser acknowledges and agrees that Aerodrome may assign to Fintech (or its designees or affiliates) any right to receive payments upon the termination of such swaps, hedging obligations and other derivative instruments entered into under or in connection with the Existing Debt Contracts.”

l)	The Original Agreement is amended to add Exhibit E (Form of Flow of Funds Memorandum) hereto, which is in substantially agreed form, subject to completion of certain amounts of disbursements to be made on the Closing Date.

2.           Except as set forth in this Amendment, the Original Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms.

3.          This Amendment shall inure to the benefit of and is binding upon the parties hereto and their respective transferees, successors and assigns.

4.           Sections 1.02 (Interpretation), 9.04 (Counterparts), 9.07 (Governing Law) and 9.08 (Arbitration) of the Original Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis.

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment to the Original Agreement as of the date first written above.

SELLERS:

FINTECH HOLDINGS, INC.

By:	/s/ David M. Martinez
Name:	David M. Martinez
Title:	Special Director

[Signature Page to Amendment No. 1 to Share Purchase Agreement]

BAGUAL S.À R.L.

By:	/s/ Julio Rafael Rodriguez, Jr.
Name:	Julio Rafael Rodriguez, Jr.
Title:	Class C Manager

[Signature Page to Amendment No. 1 to Share Purchase Agreement]

GRENADIER S.À R.L.

By Fintech Advisory Inc.

acting as Sales Coordinator for Grenadier S.à r.l.

By:	/s/ Julio Rafael Rodriguez, Jr.
Name:	Julio Rafael Rodriguez, Jr.
Title:	Authorized Person

[Signature Page to Amendment No. 1 to Share Purchase Agreement]

PEQUOD S.À R.L.

By Fintech Advisory Inc.

acting as Sales Coordinator for Pequod S.à r.1

By:	/s/ Julio Rafael Rodriguez, Jr.
Name:	Julio Rafael Rodriguez, Jr.
Title:	Authorized Person

[Signature Page to Amendment No. 1 to Share Purchase Agreement]

HARPOON S.À R.L.

By Fintech Advisory Inc.

acting as Sales Coordinator for Harpoon S.à r.l.

By:	/s/ Julio Rafael Rodriguez, Jr.
Name:	Julio Rafael Rodriguez, Jr.
Title:	Authorized Person

[Signature Page to Amendment No. 1 to Share Purchase Agreement]

EXPANSE S.À R.L.

By Fintech Advisory Inc.

acting as Sales Coordinator for Expanse s.à r.l.

By:	/s/ Julio Rafael Rodriguez, Jr.
Name:	Julio Rafael Rodriguez, Jr.
Title:	Authorized Person

[Signature Page to Amendment No. 1 to Share Purchase Agreement]

PURCHASER:

CONCESSOC 31 SAS

By:	/s/ Pierre-Maxime Lemonnier
Name:	Pierre-Maxime Lemonnier
Title:

[Signature Page to Amendment No. 1 to Share Purchase Agreement]

ACQUIRED COMPANIES:

SERVICIOS DE TECNOLOGÍA AEROPORTUARIA, S.A. DE C.V.

By:	/s/ Christian Whamond
Name:	Christian Whamond
Title:	Authorized Person

[Signature Page to Amendment No. 1 to Share Purchase Agreement]

AERODROME INFRASTRUCTURE S.À R.L.

By:	/s/ Julio Rafael Rodriguez, Jr.
Name:	Julio Rafael Rodriguez, Jr.
Title:	Class C Manager

[Signature Page to Amendment No. 1 to Share Purchase Agreement]

FINTECH INVESTMENTS LTD.,  solely for the purposes of Section 10.01 of the Share Purchase Agreement

By:	/s/ Khaled Rezaie
Name:	Diretora Corporate Services S.A. as sole director
By:	Khaled Rezaie
Title:	Director/Secretary

[Signature Page to Amendment No. 1 to Share Purchase Agreement]

VINCI AIRPORTS SAS, solely for the purposes of Section 10.02 of the Share Purchase Agreement

By:	/s/ Olivier Mathieu
Name:	Olivier Mathieu
Title:

[Signature Page to Amendment No. 1 to Share Purchase Agreement]

Exhibit E

Form of Flow of Funds Memorandum